Exhibit 99.1

FOR IMMEDIATE RELEASE

P180 Acquires Sun Capital’s Majority Stake in Vince Holding Corp.

Vince Holding Corp. Significantly Reduces Debt

Brendan Hoffman Expected to Become CEO of Vince Holding Corp.

NEW YORK, January 22, 2025– Vince Holding Corp., (NYSE: VNCE) ("VNCE" or the "Company"), a global contemporary retailer, today announced that P180, a new venture focused on accelerating growth and profitability in the luxury apparel sector, acquired a majority stake in VNCE (the "P180 Acquisition") from affiliates of Sun Capital Partners, Inc. (collectively, "Sun Capital").

In conjunction with the P180 Acquisition, Brendan Hoffman is expected to assume the role of Chief Executive Officer of VNCE effective on or around February 3, 2025, subject to finalization of his employment terms. With this transition, David Stefko is expected to step down as Interim CEO of VNCE and continue to serve on the VNCE Board of Directors. In addition, Matthew Garff resigned from the VNCE Board of Directors in connection with the P180 Acquisition.

"VNCE is the perfect partner for P180; the brand's dominance in the luxury contemporary market aligns seamlessly with our acquisition strategy. In addition, as VNCE has evolved its operating model, we believe having access to the technology and team of CaaStle, founded by Christine Hunsicker, my co-founder at P180, will further advance the company’s momentum in driving improved profitability while enhancing its omni-channel experience." Mr. Hoffman added, "Personally, I have a strong connection to the Vince brand, having served as VNCE CEO for five years. I am excited to lead the team again as we continue to unlock new growth opportunities, drive innovation, enhance the brand's market position, and focus on monetizing the Company’s inventory to ensure continued long-term success."

"P180's acquisition represents a transformative opportunity for VNCE. With this transaction, we will gain the operational expertise and cutting-edge digital capabilities needed to drive the brand's future success," commented Michael Mardy, Chairman of VNCE. "On behalf of the Board and the organization, I would also like to thank Dave for stepping into the interim CEO role for the past year. Through his leadership, the company has continued to execute and deliver results by operating a healthier full price model. We are glad to have Dave remain on the Board and are excited to welcome Brendan back to lead the organization into its next chapter."

This acquisition marks the third strategic deal for P180 since its inception in 2024 and follows its recent investment with the prestigious fashion label Altuzarra and digital partnership with the multi-brand premium retailer elysewalker.

VNCE Significantly Reduces Debt

Simultaneously with the P180 Acquisition, an indirectly wholly owned subsidiary of VNCE, V Opco, LLC ("V Opco"), amended its existing credit agreement (the "ABL Credit Facility") with Bank of America, N.A. ("BofA"). The amendment consents to, among other things, the change in control in connection with the P180 Acquisition, as well as a partial pay down of the subordinated debt ("Sun Debt Facility") with SK Financial Services, LLC, an affiliate of Sun Capital, through increased borrowings under the ABL Credit Facility. On the same day, V Opco paid $15 million to SK Financial Services, LLC using proceeds from the ABL Credit Facility, which resulted in a pay-down of $20 million under the Sun Debt Facility (the "Sun Debt Paydown").

In addition, P-180 acquired and assumed $7 million of the loans (the "P-180 Assumed Loan") outstanding pursuant to the Sun Debt Facility and immediately thereafter cancelled such $7 million (the "P-180 Debt Forgiveness").

Following the Sun Debt Paydown and P-180 Debt Forgiveness, the outstanding principal amount of subordinated loans is reduced by approximately $27 million with $7.5 million remaining outstanding under the Sun Debt Facility, which will continue to accrue payment-in-kind interest in accordance with, and otherwise be subject to, the terms and conditions therein.

Immediately following the P-180 Acquisition, P180 beneficially owned approximately 65% of all outstanding shares of common stock of VNCE and affiliates of Sun Capital continue to beneficially own approximately 2% of the Company’s outstanding common stock.

As part of the terms to the transactions described above, P-180 agreed to reimburse the Company for certain fees and expenses incurred in connection with such transactions, including the Company’s legal fees as well as the consent fee to BofA.

About P180:
P180, a new venture co-founded by Christine Hunsicker (founder and CEO of CaaStle, Inc.) and Brendan Hoffman, is dedicated to driving brand and retailer profitability by providing operational expertise and access to leading industry resources, including CaaStle's innovative monetization platform. P180's core mission is to invest in or acquire brands and retailers that stand to benefit from digital expertise and inventory monetization.

About VNCE:

Vince Holding Corp. is a global retail company that operates the Vince brand women's and men's ready to wear business. Vince, established in 2002, is a leading global luxury apparel and accessories brand best known for creating elevated yet understated pieces for every day effortless style. Vince Holding Corp. operates 47 full-price retail stores, 14 outlet stores, and its e-commerce site, vince.com and through its subscription service Vince Unfold, www.vinceunfold.com, operated by CaaStle, as well as through premium wholesale channels globally. Please visit www.vince.com for more information.

Forward-Looking Statements: This document contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our planned transformation program and our current expectations about possible or assumed future results of operations of the Company and are indicated by words or phrases such as "may," "will," "should," "believe," "expect," "seek," "anticipate," "intend," "estimate," "plan," "target," "project," "forecast," "envision" and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the results or benefits anticipated. These forward-looking statements are not guarantees of actual results, and our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: our ability to successfully manage the transition of VNCE majority ownership to P180 and to execute P180’s strategies for the Company; our ability to execute and realize the enhanced profitability expectations of our planned transformation program; our ability to maintain the license agreement with ABG Vince, a subsidiary of Authentic Brands Group; ABG Vince's expansion of the Vince brand into other categories and territories; ABG Vince's approval rights and other actions; our ability to maintain adequate cash flow from operations or availability under our revolving credit facility to meet our liquidity needs; our ability to realize the benefits of our strategic initiatives; general economic conditions; further impairment of our goodwill; the execution and management of our direct-to-consumer business growth plans; our ability to make lease payments when due; our ability to maintain our larger wholesale partners; our ability to remediate the identified material weakness in our internal control over financial reporting; our ability to comply with domestic and international laws, regulations and orders; our ability to anticipate and/or react to changes in customer demand and attract new customers, including in connection with making inventory commitments; our ability to remain competitive in the areas of merchandise quality, price, breadth of selection and customer service; our ability to attract and retain key personnel; seasonal and quarterly variations in our revenue and income; our ability to mitigate system security risk issues, such as cyber or malware attacks, as well as other major system failures; our ability to optimize our systems, processes and functions; our ability to comply with privacy-related obligations; our ability to ensure the proper operation of the distribution facilities by third-party logistics providers; fluctuations in the price, availability and quality of raw materials; commodity, raw material and other cost increases; the extent of our foreign sourcing; our reliance on independent manufacturers; other tax matters; and other factors as set forth from time to time in our Securities and Exchange Commission filings, including those described under "Item 1A—Risk Factors" in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available, except as required by law.

This press release is also available on the Vince Holding Corp. website (http://investors.vince.com/).

VNCE Investor Relations Contact:

Caitlin Churchill

ICR, Inc.
Caitlin.Churchill@icrinc.com

P180 Media Contacts:
Jacqueline Renaud
Vice President
Lividini & Co.
Jacqueline@lividini.com

Morgan Tanacea
Senior Director
Lividini & Co.
Morgan@lividini.com